EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (hereinafter this “Agreement”) is dated April 2, 2010, and is entered into in Dachang Hui Autonomous County, Hebei Province, People’s Republic of China (“PRC” or “China”) by and among Hebei Anbang Investment Consultation Co., Ltd (“Pledgee”), and each of the shareholders listed on the signature pages hereto (each a “Pledgor” and collectively, the “Pledgors”) of Dachang Hui Autonomous County Baosheng Steel Products Co., Ltd. (“Baosheng Company”). The Baosheng Company is made a party to this Agreement for the purpose of acknowledging the Agreement.

RECITALS

1. The Pledgee incorporated in the PRC as a foreign investment enterprise and specializes in research and development of ferrous metal products and consulting of enterprise management and investment.

2. Baosheng Company is engaged in a variety of production of ferrous products (collectively the “Business”), including the process and sale of the cold rolled steel strip, cold rolled steel coil, high frequency welded pipe and tin plates; import and export of steel materials.

3. The Pledgors are shareholders of the Baosheng Company, each legally holding such amount of equity interest of the Baosheng Company as set forth on the signature page of this Agreement and collectively holding 100% of the issued and outstanding equity interests of the Baosheng Company (collectively the “Equity Interest”).

4. The Pledgee and the Baosheng Company have executed a Consulting Services Agreement dated April 2, 2010 (the “Consulting Services Agreement”) concurrently herewith, pursuant to which the Baosheng Company shall pay consulting and service fees (the “Consulting Services Fee”) to the Pledgee for consulting and related services in connection with the Business.

5. In order to ensure that the Baosheng Company will perform its obligations under the Consulting Services Agreement, and in order to provide an additional mechanism for the Pledgee to enforce its rights to collect the Consulting Services Fee from the Baosheng Company, the Pledgors agree to pledge all their equity interests in the Baosheng Company as security for the performance of the obligations of the Baosheng Company under the Consulting Services Agreement, including payment of the Consulting Services Fee.

NOW THEREFORE, the Pledgee and the Pledgors through mutual negotiations hereby enter into this Agreement based upon the following terms:

1. Definitions and Interpretation. Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1 “Pledge” refers to the full content of Section 2 hereunder.

1.2 “Equity Interest” refers to all the equity interests in the Baosheng Company legally held by the Pledgors.

1.3 “Term of Pledge” refers to the period provided for under Section 3.2 hereunder.

1.4 “Event of Default” refers to any event in accordance with Section 7.1 hereunder.

1.5 “Notice of Default” refers to the notice of default issued by the Pledgee in accordance with this Agreement.

2. The Pledge. The Pledgors hereby pledge the Equity Interest to the Pledgee as a security for the obligations of the Baosheng Company under the Consulting Services Agreement (the “Pledge”). Pursuant thereto, the Pledgee shall have priority in receiving payments from the evaluation or the proceeds from the auction or sale of the Equity Interest. The Equity Interest shall hereinafter be referred to as the “Pledged Collateral”.

3. Term of Pledge.

3.1 The Pledge shall take effect as of the date when the Pledge is recorded in the Baosheng Company’s Register of Shareholders, and shall expire two (2) years from the Baosheng Company’s satisfaction of all its obligations under the Consulting Services Agreement (the “Term”).

3.2 During the Term, the Pledgee shall be entitled to vote, control, sell, or dispose of the Pledged Collateral in accordance with this Agreement in the event that the Baosheng Company does not perform its obligations under the Consulting Services Agreement, including without limitations thee failures to pay the Consulting Service Fee.

3.3 During the Term, the Pledgee shall be entitled to collect any and all dividends declared or paid in connection with the Pledged Collateral.

4. Pledge Procedure and Registration.

4.1 The Pledge shall be recorded in the Baosheng Company’s Register of Shareholders. The Pledgors shall, days after the date of this Agreement, process the registration procedures with the Administration for Industry and Commerce concerning the Pledge.

5. Representation and Warranties of Pledgors.

5.1 The Pledgors are the legal owners of the Pledged Collateral.

5.2 Other than to the Pledgee, the Pledgors have not pledged the Pledged Collateral to any other party, and the Pledged Collateral is not encumbered to any other party.

6. Covenants of Pledgors.

6.1 During the Term, the Pledgors represent and warrant to the Pledgee for the Pledgee’s benefit that the Pledgors shall:

6.1.1 Not transfer or assign the Pledged Collateral, nor create or permit to create any pledge or encumbrance to the Pledged Collateral which may adversely affect the rights and/or benefits of the Pledgee without the Pledgee’s prior written consent.

6.1.2 Comply with the laws and regulations with respect to the Pledge; present to Pledgee any notices, orders or advisements with respect to the Pledge that may be issued or made by a competent PRC authority within five (5) days upon receiving such notices, orders or advisements; comply with such notices, orders or advisements; or object to the foregoing matters upon the reasonable request of the Pledgee or with consent from the Pledgee.

6.1.3 Timely notify the Pledgee of any events which may affect the Pledged Collateral or the Pledgors’ rights thereto, or which may change any of the Pledgors’ warranties or affect the Pledgor’s performance of their obligations under this Agreement.

6.2 The Pledgors agree that the Pledgee’s right to the Pledge pursuant to this Agreement shall not be suspended or inhibited by any legal proceedings initiated by the Pledgors, jointly or separately, or by any successor of or any person authorized by the Pledgors.

6.3 The Pledgors represent and warrant to the Pledgee that in order to protect and perfect the security for the payment of the Consulting Services Fee, the Pledgors shall execute in good faith and cause other parties who have interests in the Pledged Collateral to execute all the title certificates, contracts, and perform actions and cause other parties who have interests to take action, as required by the Pledgee.

6.4 The Pledgors represent and warrant to the Pledgee or its appointed representative (whether a natural person or a legal entity) that they will execute all applicable and required amendments in connection with the registration of the Pledge, and within a reasonable amount of time upon request, provide the relevant notice, order and decision regarding such registration to the Pledgee.

6.5 The Pledgors represent and warrant to the Pledgee that they will abide by and perform all relevant guarantees, covenants, warranties, representations and conditions necessary to insure the rights of the Pledgee under this Agreement. The Pledgors shall compensate all the losses suffered by the Pledgee as a result of the Pledgors’ failure to perform any such guarantees, covenants, warranties, representations or conditions.

7. Events of Default.

7.1 The occurrence of any one of the following events shall be regarded as an “Event of Default”:

7.1.1 This Agreement is deemed illegal by a governing authority of the PRC, or the Pledgor is incapable of continuing to perform the obligations herein due to any reason except force majeure;

7.1.2 The Baosheng Company fails to timely pay the Consulting Services Fee in full as required under the Consulting Service Agreement;

7.1.3 A Pledgor makes any materially false or misleading representations or warranties under Section 5 herein, or breaches any warranties under Section 5 herein;

7.1.4 A Pledgor breaches the covenants under Section 6 herein;

7.1.5 A Pledgor breaches any terms and conditions of this Agreement;

7.1.6 A Pledgor transfers or assigns, cause to be transferred or assigned, or otherwise abandons the Pledged Collateral without the prior written consent of the Pledgee;

7.1.7 The Baosheng Company is incapable of repaying debt;

7.1.8 The assets of a Pledgor are adversely affected so as to cause the Pledgee to believe that such Pledgor’s ability to perform the obligations herein is adversely affected;

7.1.9 The successors or agents of the Baosheng Company refuse, or are only partly able, to perform the payment obligations under the Consulting Services Agreement;

7.2 A Pledgor shall immediately give a written notice to the Pledgee if such Pledgor is aware of or discovers that any event under Section 7.1 herein, or any event that may result in any one of the foregoing events, has occurred or is likely to occur.

7.3 Unless an Event of Default has been resolved to the Pledgee’s satisfaction within 15 days of its occurrence (the “Cure Period”), the Pledgee may, at any time thereafter, give a written default notice (the “Default Notice”) to the Pledgor and require the Pledgors to immediately make full payment of the then outstanding Consulting Service Fee and any other outstanding payables in accordance with Section 8 herein.

8. Exercise of Remedies.

8.1 Authorized Action by Secured Party. The Pledgors hereby irrevocably appoint Pledgee as the attorney-in-fact of the Pledgors for the purpose of carrying out the security provisions of this Agreement and to take any action and execute any instrument that the Pledgee may deem necessary or advisable to accomplish the purpose of this Agreement. Such power of attorney shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral) by any person, upon the occurrence an Event of Default. Pledgee shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. If an Event of Default occurs, or is already proceeding, Pledgee shall have the right to exercise the following rights:

(a) Collect by legal proceedings or otherwise, and endorse and/or receive all payments, proceeds and other sums and property now or hereafter payable on or on account of the Pledged Collateral;

(b) Enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Pledged Collateral;

(c) Transfer the Pledged Collateral under the Pledgee’s name or under an appointed nominee;

(d) Make any compromise or settlement, and take any action the Pledgee deems advisable, with respect to the Pledged Collateral;

(e) Notify any obligor with respect to the Pledged Collateral to make payment directly to the Pledgee;

(f) All rights of the Pledgors that they would otherwise be entitled to enjoy or exercise with respect to the Pledged Collateral, including without limitations the rights to vote and to receive distributions, shall cease without any further action by or notice, and all such rights shall thereupon become vested in the Pledgee; and

(g) The Pledgors shall execute and deliver to the Pledgee such other instruments as the Pledgee may request in order to permit the Pledgee to exercise the rights set forth herein.

8.2 Other Remedies. Upon the expiration of the Cure Period, the Pledgee, in addition to the remedies set forth in Section 8.1 or such other rights in law, equity or otherwise, may, without notice or demand on the Pledgors, elect any of the following:

(a) Require the Pledgors to immediately pay all outstanding unpaid amounts due under the Consulting Services Agreement;

(b) Foreclose or otherwise enforce the Pledgee’s security interest to the Pledged Collateral in any manner permitted by law or provided under this Agreement;

(c) Terminate this Agreement pursuant to Section 11;

(d) Exercise any and all rights as the beneficial and legal owner of the Pledged Collateral, including, without limitation, the transfer and exercise of voting and any other rights to the Pledged Collateral; and

(e) Exercise any and all rights and remedies of a secured party under applicable laws.

8.3 The Pledgee has priority in the receipt of payments from the proceeds of auction or sale of the Pledged Collateral, in part or in whole, in accordance with legal procedures, until all payment obligations under the Consulting Services Agreement are satisfied.

8.4 The Pledgors shall not hinder the Pledgee from exercising its rights in accordance with this Agreement and shall give necessary assistance so that the Pledgee may exercise its rights in full.

9. Assignment.

9.1 The Pledgors shall not assign or otherwise transfer the rights and obligations herein without the Pledgee’s prior written consent.

9.2 This Agreement shall be binding upon each of the Pledgors and their respective successors, and shall be binding on the Pledgee and each of its successor and assignee.

9.3 Upon the transfer or assignment by the Pledgee of any or all of its rights and obligations under the Consulting Service Agreement, the Pledgee’s transferee or assignee shall enjoy and undertake the same rights and obligations as the Pledgee under this Agreement. The Pledgors shall be notified of any such transfer or assignment by written notice and at the request of the Pledgee, the Pledgors shall execute such relevant agreements and/or documents with respect to such transfer or assignment.

9.4 In the event of the Pledgee’s change in control resulting in the transfer or assignment of this Agreement, the successor to the Pledgee and the Pledgors shall execute a new equity pledge agreement.

10. Formalities, Fees and Other Charges.

10.1 The Pledgors shall be responsible for all the fees and expenses in relation to this Agreement, including, but not limited, to legal fees, cost of production, stamp tax and any other taxes and charges. If the Pledgee pays the relevant taxes in accordance with applicable law, the Pledgors shall fully reimburse the Pledgee of such taxes.

10.2 The Pledgors shall be responsible for all expenses (including, but not limited to, any taxes, application fees, management fees, litigation costs, attorney’s fees, and various insurance premiums in connection with the disposition of the Pledge) incurred by the Pledgee in its recourse to collect from the Pledgors arising from the Pledgors’ failure to pay any relevant taxes and fees.

11. Force Majeure.

11.1 “Force Majeure” shall include, but not be limited, to acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, and any unforeseen events beyond a Party’s reasonable control or which cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party’s reasonable control. A Party affected by Force Majeure shall promptly notify the other Parties of such event in order to be exempted from such Party’s obligations under this Agreement.

11.2 In the event that the affected Party is delayed or prevented from performing its obligations under this Agreement due to Force Majeure, the affected Party shall not be responsible for any damage caused by the delay or prevention of such performance, as long as such damage is within the scope of such delay or prevention. The affected Party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by Force Majeure. When such Force Majeure ceases to exist, both Parties covenant and agree to resume the performance of this Agreement with their best efforts.

12. Confidentiality. The Parties hereby acknowledge and agree to ensure the confidentiality of all oral and written materials exchanged relating to this Agreement. No Party shall disclose any confidential information to any other third party without the other Parties’ prior written approval, unless: (a) such information was in the public domain at the time it was communicated (unless it entered the public domain without the authorization of the disclosing Party); (b) the disclosure was in response to the relevant laws, regulations, or stock exchange rules; or (c) the disclosure was required by any of the Party’s legal counsel or financial consultant for the purpose of the transaction underlying this Agreement. However, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof. The disclosure of confidential information by employees or agents of the disclosing Party is deemed to be an act of the disclosing Party, and such disclosing Party shall bear all liabilities for any breach of confidentiality.

13. Dispute Resolution.

13.1 This Agreement shall be governed by and construed in accordance with the laws of the PRC.

13.2 The Parties shall strive to resolve any disputes arising from the interpretation or performance of this Agreement through amicable negotiations. If a dispute cannot be settled, any Party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration. The arbitration shall abide by the then current rules of CIETAC, and the arbitration proceedings shall be conducted in Beijing, China in Chinese. The decision of CIETA shall be final and binding upon the parties.

14. Notices. Any notice given by the parties hereto for the purpose of performing the rights and obligations hereunder shall be in writing. If such notice is delivered by messenger, the time of receipt is the time when such notice is received by the addressee; if such notice is transmitted by facsimile, the time of receipt is the time when such notice is transmitted. If the notice does not reach the addressee by the end of the business day, the following business day shall be the date of receipt. The place of delivery is the Party’s address as set forth in the signature pages hereto or the address advised in writing including via facsimile.

15. Entire Contract. The Parties agree that this Agreement constitutes the entire agreement of the Parties upon its effectiveness and supersedes all prior oral and/or written agreements and understandings relating to this Agreement.

16. Severability. If any provision or provisions of this Agreement shall be held by a proper authority to be invalid, illegal, unenforceable or in conflict with the laws and regulations of the PRC, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17. Appendices. The appendices to this Agreement are incorporated into and are a part of this Agreement.

18. Amendment or Supplement.

18.1 The Parties may amend this Agreement in writing, provided that such amendment shall be duly executed and signed by the Pledgee, the Baosheng Company, and such Pledgors collectively holding a majority of the Equity Interests, and such amendment shall thereupon become a part of this Agreement and shall have the same legal effect as this Agreement.

18.2 This Agreement and any amendments, modification, supplements, additions or changes hereto shall be in writing and come into effect upon being executed and stamped by the parties hereto.

19. Language and Copies of the Agreement. This Agreement shall be executed in English in four (4) original copies. Each Party shall receive one (1) original copy, all of which shall be equally valid and enforceable.

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